UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2013

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 16, 2013, Cherokee Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Restated Agreement”) with Henry Stupp, the Company’s Chief Executive Officer.  The Restated Agreement was approved by the Compensation Committee of the Board of Directors (the “Committee”).  The Restated Agreement amends, restates and supersedes in its entirety the Employment Agreement dated August 26, 2010, as amended, between the Company and Mr. Stupp.  The Restated Agreement has an initial term that expires January 31, 2017, and it will automatically renewed for three-year terms, unless either party provides the other party written notice of non-renewal at least ninety (90) days prior to the end of the then-current term.

Pursuant to the terms of the Restated Agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year.  In addition, beginning for each fiscal year during which the Rested Agreement is in effect, Mr. Stupp shall be eligible for a discretionary bonus of up to $300,000 as determined in the sole discretion of the Committee.  In addition, during each year the Restated Agreement is in effect, Mr. Stupp will be eligible to receive a performance bonus (the “Performance Bonus”) based on level of achievement of the Company’s EBITDA (inclusive of any amounts payable as Performance Bonus) for such fiscal year relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year). The amount of the Performance Bonus shall be $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement).  If the Company’s EBITDA for such fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year), then Mr. Stupp shall not be entitled to any Performance Bonus.

The Restated Agreement also effects the grant to Mr. Stupp of 30,000 performance stock units (“PSUs”) pursuant to the Company’s 2006 Equity Incentive Plan, each unit representing one share of the Company’s common stock.  The PSUs vest based upon achievement of compound stock growth during the period February 1, 2013 through January 31, 2016.  The target returns are 10% annually, resulting in fiscal year end average share price targets of $15.35, $16.88 and $18.57 for fiscal years ending January 31, 2014, January 31, 2015 and January 31, 2016, respectively.  The average share price will be calculated as the average of all market closing prices during the January preceding each fiscal year end.  If the target is satisfied at the end of a fiscal year, one third of the PSUs will vest.  If the stock price target is not met, the relevant portion of the PSU will not vest but will roll over to the following fiscal year.  For example, if at the end of the 2014 fiscal year the calculated average share price is below $15.35, no PSUs will vest, but one third of the total PSUs will roll over and will be earned if the 2015 fiscal year target is attained (in addition to the one-third portion of the total PSUs that would vest for the 2015 fiscal year itself).  Similarly, if both the 2014 and 2015 fiscal year targets are not met, all PSUs may still vest if the 2016 fiscal year target is met.  Mr. Stupp must continue to be employed by the Company through the relevant vesting date, except that the continued employment requirement shall not apply if Mr. Stupp’s employment is terminated on account of death, disability, termination of his employment by the Company without cause or termination of employment by Mr. Stupp for good reason (as defined in the Restated Agreement).  In addition, all PSUs shall immediately vest if the Company’s common stock ceases to be publicly traded as a result of a transaction having the effects described in Section (a)(3)(ii) of Rule 13e-3 of the Securities Exchange Act of 1934.  Mr. Stupp shall also receive additional equity incentive awards on each anniversary of the date of the Restated Agreement in amounts and on terms to be determined by the Committee in its discretion.

Pursuant to the Restated Agreement, in the event that the Company terminates Mr. Stupp’s employment at any time or if he terminates his employment at any time for Good Reason (as defined in the Restated Agreement), Mr. Stupp will be entitled to receive an amount equal to twelve (12) months of his then-current base salary, payable in the form of salary continuation.  In addition, Mr. Stupp will be entitled to receive: (i) a pro-rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro-rated to reflect the number of days of employment during such fiscal year) which shall be payable at the same time as performance bonuses are payable to the Company’s other senior executives; (ii) an additional severance payment equal to one times the Mr. Stupp’s average Performance Bonuses for the prior two completed fiscal years, which shall be paid in a lump sum within 60 days of termination of employment; and (iii) accelerated vesting of the PSUs (or other equity awards).  Mr. Stupp shall not be entitled to any severance if his employment is terminated for cause, by death or by disability or if his employment is terminated by him for any reason other than good reason.  In addition, Mr. Stupp will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of the Company.

The foregoing description of the Restated Agreement is not complete and is qualified in its entirety by the Restated Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 16, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Meeting”). The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the Securities and Exchange Commission on May 31, 2013. As of May 20, 2013, the record date for the Meeting, there were 8,400,168 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Meeting.  A total of 7,753,119 shares, which constituted a quorum, were present or represented at the Meeting. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Meeting:

1.         The Company’s stockholders elected the following six persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2014 or until his respective successor is duly elected and qualified, by the votes indicated below:

Name	Votes For	Votes Withheld	Broker Non-Votes

Timothy Ewing	4,514,798	1,652,023	1,586,298
Robert Galvin	6,022,213	144,608	1,586,298
Keith Hull	4,532,301	1,634,520	1,586,298
Jess Ravich	5,973,371	193,450	1,586,298
Henry Stupp	6,076,989	89,832	1,586,298
Frank Tworecke	5,956,881	209,940	1,586,298

2.         The stockholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014, by the vote indicated below:

For	Against	Abstain	Broker Non-Votes

7,653,705	88,834	10,580	n/a

3.         The stockholders approved, on an advisory basis, the Company’s executive compensation, by the vote indicated below:

For	Against	Abstain	Broker Non-Votes

5,535,013	191,350	440,458	1,586,298

4.         The stockholders approved the Cherokee Inc. 2013 Stock Incentive Plan, by the vote indicated below:

For	Against	Abstain	Broker Non-Votes

5,501,871	653,195	11,755	1,586,298

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated July 16, 2013, between Cherokee Inc. and Henry Stupp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

July 18, 2013	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer